Exhibit 99.1
Perimeter Solutions Reports First Quarter 2024 Financial Results
May 9, 2024
Notably stronger YoY Fire Safety results in the seasonally modest first quarter
Significant rebound in Specialty Products revenue and Adjusted EBITDA
Repurchased 3 million shares in Q1 at an average price of $4.79
Clayton, Missouri, May 9, 2024 – Perimeter Solutions, SA (NYSE: PRM) ("Perimeter" or the "Company"), a leading provider of mission-critical firefighting products and services, as well as high-quality phosphorus-based specialty chemicals, today reported financial results for its first quarter ended March 31, 2024.
First Quarter 2024 Results
•Net sales increased 35% to $59.0 million in the first quarter, as compared to $43.9 million in the prior year quarter.
•Fire Safety sales increased 34% to $25.2 million, as compared to $18.7 million in the prior year quarter.
•Specialty Products sales increased 35% to $33.9 million, as compared to $25.1 million in the prior year quarter.
•Net loss during the first quarter was $82.6 million, or $0.57 per diluted share, a decrease of $92.0 million from net income of $9.4 million, or $0.06 per diluted share in the prior year quarter.
•Adjusted EBITDA increased 289% to $12.1 million in the first quarter, as compared to $3.1 million in the prior year quarter.
•Fire Safety Adjusted EBITDA increased 93% to a loss of $0.2 million, as compared to a loss of $3.4 million in the prior year quarter.
•Specialty Products Adjusted EBITDA increased 91% to $12.4 million, as compared to $6.5 million in the prior year quarter.

Conference Call and Webcast
As previously announced, Perimeter Solutions management will hold a conference call at 8:30 a.m. ET on Thursday, May 9, 2024 to discuss financial results for the first quarter 2024 . The conference call can be accessed by dialing (877) 407-9764 (toll-free) or (201) 689-8551 (toll).
The conference call will also be webcast simultaneously on Perimeter's website (https://ir.perimeter-solutions.com), accessed under the Investor Relations page. The webcast link will be made available on the Company's website prior to the start of the call; go to the investor relations page of our website to the News & Events menu and click on "Events & Presentations."
A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website to the News & Events menu and click on "Events & Presentations."
Following the live webcast, a replay will be available on the Company's website. A telephonic replay will also be available approximately two hours after the call and can be accessed by dialing (877) 660-6853 (toll-free) or (201) 612-7415 (toll). The telephonic replay will be available until June 8, 2024.
About Perimeter Solutions
Perimeter Solutions is a leading global solutions provider, providing high-quality firefighting products and phosphorus-based specialty chemicals . The Company's business is organized and managed in two reporting segments: Fire Safety and Specialty Products.
The Fire Safety business consists of formulating, manufacture and sale of fire retardants and firefighting foams that assist in combating various types of fires, including wildland, structural, flammable liquids and others. Our Fire Safety business also offers specialized equipment and services, typically in conjunction with our fire management products, to support our customers' firefighting operations. Our specialized equipment includes airbase retardant storage, mixing, and delivery equipment; mobile retardant bases; retardant ground application units; mobile foam equipment; and equipment that we custom design and manufacture to meet specific customer needs. Our service network can meet the emergency resupply needs of over 150 air tanker bases in North America, as well as many other customer locations in North America and internationally. The segment is built on the premise of superior technology, exceptional responsiveness to our customers' needs, and a "never-fail" service network. The segment sells products to government agencies and commercial customers around the world.
The Specialty Products business produces and sells high quality Phosphorus Pentasulfide ("P2S5") primarily used in the preparation of lubricant additives, including a family of compounds called Zinc Dialkyldithiophosphates (“ZDDP”) that provide critical anti-wear protection to engine components. P2S5 is also used in pesticide and mining chemicals applications.
Forward-looking Information
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods.
Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although Perimeter believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Perimeter's actual financial results and cause them to differ materially from those anticipated in any forward-looking statements, including the risk factors described from time to time by us in our filings with the Securities and Exchange Commission ("SEC"), including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 22, 2024. Shareholders, potential investors and other readers should consider these factors carefully in evaluating the forward-looking statements.
Any forward-looking statement made by Perimeter in this press release speaks only as of the date on which it is made. Perimeter undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
SOURCE: Perimeter Solutions, SA.
CONTACT: ir@perimeter-solutions.com

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Net sales	$59,044	$43,858
Cost of goods sold	38,342	33,461
Gross profit	20,702	10,397
Operating expenses:
Selling, general and administrative expense	13,462	8,016
Amortization expense	13,771	13,763
Founders advisory fees - related party	68,333	(24,236)
Other operating expense	—	2
Total operating expenses	95,566	(2,455)
Operating (loss) income	(74,864)	12,852
Other expense (income):
Interest expense, net	10,648	10,146
Loss on contingent earn-out	—	246
Foreign currency loss (gain)	1,293	(721)
Other expense, net	27	72
Total other expense, net	11,968	9,743
(Loss) income before income taxes	(86,832)	3,109
Income tax benefit	4,274	6,322
Net (loss) income	(82,558)	9,431
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(5,543)	1,593
Total comprehensive (loss) income	$(88,101)	$11,024
Net (loss) earnings per share:
Basic	$(0.57)	$0.06
Diluted	$(0.57)	$0.06
Weighted average number of ordinary shares outstanding:
Basic	145,326,933	157,700,326
Diluted	145,326,933	169,485,631

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2024	December 31, 2023
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$34,382	$47,276
Accounts receivable, net	38,393	39,593
Inventories	144,674	145,652
Prepaid expenses and other current assets	19,426	18,493
Total current assets	236,875	251,014
Property, plant, and equipment, net	58,194	59,402
Operating lease right-of-use assets	15,870	16,339
Finance lease right-of-use assets	6,748	6,064
Goodwill	1,031,388	1,036,279
Customer lists, net	663,573	674,786
Technology and patents, net	176,811	180,653
Tradenames, net	88,084	89,568
Other assets, net	1,204	1,317
Total assets	$2,278,747	$2,315,422
Liabilities and Shareholders Equity
Current liabilities:
Accounts payable	$14,345	$21,639
Accrued expenses and other current liabilities	40,208	30,710
Founders advisory fees payable - related party	8,028	2,702
Total current liabilities	62,581	55,051
Long-term debt, net	666,808	666,494
Operating lease liabilities, net of current portion	14,520	14,908
Finance lease liabilities, net of current portion	6,200	5,547
Deferred income taxes	247,981	253,454
Founders advisory fees payable - related party	117,222	56,917
Redeemable preferred shares	106,831	105,799
Redeemable preferred shares - related party	2,791	2,764
Other liabilities	2,155	2,193
Total liabilities	1,227,089	1,163,127
Commitments and contingencies
Shareholders' equity:
Ordinary shares, $1 nominal value per share; 4,000,000,000 shares authorized; 166,824,659 and 165,066,195 shares issued; 145,240,112 and 146,451,005 shares outstanding at March 31, 2024 and December 31, 2023, respectively	166,825	165,067
Treasury shares, at cost; 21,584,547 and 18,615,190 shares at March 31, 2024 and December 31, 2023, respectively	(127,685)	(113,407)
Additional paid-in capital	1,701,147	1,701,163
Accumulated other comprehensive loss	(25,253)	(19,710)
Accumulated deficit	(663,376)	(580,818)
Total shareholders' equity	1,051,658	1,152,295
Total liabilities and shareholders' equity	$2,278,747	$2,315,422

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(82,558)	$9,431
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Founders advisory fees - related party (change in fair value)	68,333	(24,236)
Depreciation and amortization expense	16,412	16,087
Interest and payment-in-kind on preferred shares	1,764	1,698
Share-based compensation	1,742	(3,074)
Non-cash lease expense	1,392	1,153
Deferred income taxes	(4,835)	(6,322)
Amortization of deferred financing costs	427	410
Loss on contingent earn-out	—	246
Foreign currency loss (gain)	1,293	(721)
(Gain) loss on disposal of assets	(10)	5
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	874	1,670
Inventories	231	(13,119)
Prepaid expenses and current other assets	(1,819)	360
Accounts payable	(7,208)	(10,878)
Income taxes payable, net	(174)	(7,381)
Accrued expenses and other current liabilities	10,947	8,785
Founders advisory fees - related party (cash settled)	(2,702)	(4,655)
Operating lease liabilities	(838)	(1,169)
Financing lease liabilities	(130)	—
Other, net	(355)	94
Net cash provided by (used in) operating activities	2,786	(31,616)
Cash flows from investing activities:
Purchase of property and equipment	(1,553)	(2,456)
Proceeds from short-term investments	1,081	—
Net cash used in investing activities	(472)	(2,456)
Cash flows from financing activities:
Ordinary shares repurchased	(14,278)	(864)
Principal payments on finance lease obligations	(172)	—
Net cash used in financing activities	(14,450)	(864)
Effect of foreign currency on cash and cash equivalents	(758)	(25)
Net change in cash and cash equivalents	(12,894)	(34,961)
Cash and cash equivalents, beginning of period	47,276	126,750
Cash and cash equivalents, end of period	$34,382	$91,789
Supplemental disclosures of cash flow information:
Cash paid for interest	$151	$142
Cash paid for income taxes	$818	$10,155

Non-GAAP Financial Metrics
Adjusted EBITDA
The computation of Adjusted EBITDA is defined as net income plus income tax expense, net interest and other financing expenses, and depreciation and amortization, adjusted on a consistent basis for certain non-recurring, unusual or non-operational items in a balanced manner. These items include (i) acquisition, integration and restructuring related costs (ii) founder advisory fee expenses, (iii) stock compensation expense and (iv) foreign currency loss (gain). To supplement the Company's condensed consolidated financial statements presented in accordance with U.S. GAAP, Perimeter is providing a summary to show the computations of Adjusted EBITDA, which is a non-GAAP measure used by the Company's management and by external users of Perimeter’s financial statements, such as investors, commercial banks and others, to assess the Company's operating performance as compared to that of other companies, without regard to financing methods, capital structure or historical cost basis. Adjusted EBITDA should not be considered an alternative to net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP (in thousands).

(Unaudited)	Three Months Ended March 31,
	2024	2023
(Loss) income before income taxes	$(86,832)	$3,109
Depreciation and amortization	16,412	16,087
Interest and financing expense	10,648	10,146
Founders advisory fees - related party	68,333	(24,236)
Non-recurring expenses [1]	540	1,559
Share-based compensation expense	1,742	(3,074)
Loss on contingent earn-out	—	246
Foreign currency loss (gain)	1,293	(721)
Adjusted EBITDA	$12,136	$3,116
____________________

(1)Adjustment to reflect non-recurring expenses; severance costs and integration and restructuring related costs.